EXHIBIT 1

              MEMBERS OF SUPERVISORY BOARD AND BOARD OF MANAGEMENT
                                       OF
                                   DAIMLER AG


         The business address of each of the individuals listed below is Mercedesstrasse 137, 70327 Stuttgart, Germany.

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1. SUPERVISORY BOARD

     *Employee Representative

Name                                              Principal Occupation                           Citizenship
------------------------    -----------------------------------------------------------------    -----------
Dr. Manfred Bischoff        Chairman of the Supervisory Board of Daimler AG                         German

Erich Klemm*                Chairman of Corporate Works Council                                     German

Dr. Clemens Boersig         Chairman of the Supervisory Board of Directors of Deutsche Bank         German
                            AG
Prof. Dr. Heinrich Flegel*  Director Research Materials and Manufacturing, Daimler AG,              German
                            Chairman of the Management Representative Committee

Earl G. Graves              Publisher, Black Enterprise Magazine                                United States

Dr. Thomas Klebe*           Director Department for General Shop Floor Policy and                   German
                            Codetermination, German Metalworkers' Union (IG Metall)

Arnaud Lagardere            General Partner and CEO of Lagardere SCA                                French

Jurgen Langer*              Chairman of the Works Council of the Frankfurt/Offenbach                German
                            Dealership

Helmut Lense*               Chairman of Works Council, Unterturkheim Plant                          German

Peter A. Magowan            President of the San Francisco Giants                               United States

William A. Owens            CEO and Chairman of AEA Holdings Asia                               United States

Gerd Rheude*                Chairman of Works Council, Worth Plant, Daimler AG                      German

Wolf Juergen Roeder*        Member of the Executive Board of German Metalworkers' Union (IG         German
                            Metall)
Dr. rer. pol. Manfred
Schneider                   Chairman of the Supervisory Board of Bayer AG                           German

Stefan Schwaab*             Vice Chairman of the Corporate Works Council Daimler AG;                German
                            Vice Chairman of the Works Council, Gaggenau
                            Plant, Daimler AG

Bernhard Walter             Former Spokesman of the Board of Management of Dresdner Bank AG         German

Uwe Werner*                 Chairman of the Works Council Bremen Plant, Daimler AG                  German

Lynton R. Wilson            Chairman of the Board of CAE Inc.; Chairman Emeritus, Nortel           Canadian
                            Networks Corporation

Dr.-Ing. Mark Woessner      Former CEO and Chairman of the Supervisory Board of Bertelsmann         German
                            AG


2. BOARD OF MANAGEMENT

Name                                              Principal Occupation                           Citizenship
------------------------    -----------------------------------------------------------------    -----------
Dr.-Ing. Dieter Zetsche     Chairman of Board of Management                                         German

Guenther Fleig              Board of Management Member                                              German

Dr. phil. Ruediger Grube    Board of Management Member                                              German

Andreas Renschler           Board of Management Member                                              German

Bodo Uebber                 Board of Management Member                                              German

Dr.-Ing. Thomas Weber       Board of Management Member                                              German
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